G O D F R E Y & K A H N, S. C.
                                ATTORNEYS AT LAW
                             780 NORTH WATER STREET
                            MILWAUKEE, WI 53202-3590
                                  www.gklaw.com

PHONE:   414-273-3500                                      FAX:   414-273-5198


                                January 28, 2004



As Wisconsin corporate counsel for Artisan Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316, on each of the dates listed below:

      Series                              Date of Opinion    Date of Filing
      ------                              ---------------    --------------
      Artisan Mid Cap Fund                April 10, 1997     April 11, 1997

      Artisan Small Cap Value Fund        June 6, 1997       June 6, 1997

      Artisan Mid Cap Fund-Institutional  April 28, 2000     April 28, 2000
         Shares

      Artisan Mid Cap Value               November 30, 2000  November 30, 2000
         Fund-Investor Shares

      Artisan International Small Cap     September 4, 2001  September 4, 2001
         Fund-Investor Shares

      Artisan International Value Fund-   June 6, 2002       June 7, 2002
          Investor Shares

      In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required under Section 7 of said Act.

                                          /s/ Godfrey & Kahn, S.C.

                                          GODFREY & KAHN, S.C.